© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 3Q23 Earnings Presentation October 19, 2023 Refer to earnings release dated October 19, 2023 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates and the effects of inflation; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 3Q23 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved Reported 1 Adjusted 1 EPS $0.91 $0.92 ROA 1.26% 1.27% ROE 16.3% 16.5% ROTCE 24.7% 15.9% NIM 2.98% 2.98% Efficiency ratio 55.0% 54.7% PPNR $972MM $982MM CET1 2 9.80% excl. AOCI For end note descriptions, see end note summary starting on page 41 3Q23 highlights 3 • Strong deposit outcomes; average total deposits increased 4% YoY • Continued to improve strong liquidity position; achieved full Category 1 LCR compliance during the quarter and at quarter-end • Accreted over 30 bps to CET1 capital • Increased quarterly dividend by $0.02, or 6%, to $0.35 • Maintained strong credit quality; NPAs and early stage delinquencies decreased • Controlled expenses; 55% efficiency ratio • Generated consumer household growth of 2.3% compared to 3Q22 and continued to add new quality commercial relationships

Net interest income[1]



$1,502
$1,463
$1,445
3.22%
3.10%
2.98%
Total net interest income; $ millions
3Q22
2Q23
3Q23
NII
NIM

2Q23 to 3Q23 Reported NII & NIM Walk

NII $ in millions; NIM change in bps

	NII	NIM
2Q23	$1,463	3.10%
Net market rate impact	(33)	(7)
Loan balances / mix	18	6
Securities portfolio	1	1
Excess cash growth	-	(8)
Deposit/wholesale funding balances / mix	(15)	(4)
Day count	11	(1)
Other, net	-	1
3Q23	$1,445	2.98%

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41

4

Noninterest income


Total noninterest income; $ millions
$672
$727
$726
$749
$715
$732
3Q22
2Q23
3Q23
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	3Q22	2Q23	3Q23
Net loss attributable to legacy venture equity investments	$28	$2	$1
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC), primarily offset in expenses	7	(8)	6
Other losses/(gains), net	3	(1)	—
Securities losses/(gains), net	**$38**	**($7)**	**$7**

3Q23 vs. 2Q23

- Adjusted noninterest income[1] down $17 million, or 2%
- Primary drivers:
  - Other noninterest income (down 38%) primarily due to strong equity fund and direct investment income in 2Q23
  - Mortgage banking net revenue (down 3%) driven by a decrease in origination fees and gains on loan sales
  - Card and processing revenue (down 2%) reflecting lower interchange revenue
  - Partially offset by strong commercial banking revenue and leasing revenue

3Q23 vs. 3Q22

- Adjusted noninterest income[1] up $5 million, or 1%
- Primary drivers:
  - Commercial banking revenue (up 15%) driven by increased corporate bond fees, loan syndication revenue, and institutional brokerage revenue
  - Service charges on deposits (up 4%) due to an increase in both commercial treasury management and consumer deposit fees
  - Partially offset by mortgage banking (down 17%) reflecting lower origination fees on loan sales, as well as an increase in MSR asset decay

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41

5

Noninterest expense



$1,167
$1,167
$1,231
$1,219
$1,188
$1,188
Total noninterest expense; $ millions
3Q22
2Q23
3Q23
Noninterest expense
Adjusted noninterest expense[1]

($ in millions)	3Q22	2Q23	3Q23
Non-qualified deferred compensation expense/(benefit), primarily offset in securities gains/losses	($7)	$10	($5)

3Q23 vs. 2Q23

- Adjusted noninterest expense[1] down $31 million, or 3%
- Primary drivers:
  - Compensation and benefits expense (down 1%); FTE count down 2% reflecting proactive actions taken throughout the bank
  - Other noninterest expense (down 11%)
  - Leasing business expense (down 6%)
  - Partially offset by marketing expense (up 13%)

3Q23 vs. 3Q22

- Adjusted noninterest expense[1] up $21 million, or 2%
- Primary drivers:
  - Compensation and benefits (up 4%)
  - Net occupancy expense (up 14%)
  - Technology and communications (up 8%) related to continued modernization investments
  - Partially offset by other noninterest expense (down 7%)

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41

6

Interest earning assets

Average loan & lease balances

$ in billions; loan & lease balances excluding HFS



$119.6
$43.9
4.29%
$75.7
$123.3
$45.6
5.94%
$77.7
$121.6
$45.3
6.18%
$76.4
3Q22
2Q23
3Q23
Commercial
Consumer
Total Loan Yield

% change	
QoQ	YoY
(1%)	+3%
(2%)	+1%

Period-end loan & lease balances

$ in billions; loan & lease balances excluding HFS



$120.0
$44.2
$75.8
$121.9
$45.5
$76.4
$120.1
$45.0
$75.1
3Q22
2Q23
3Q23
Commercial
Consumer

% change	
QoQ	YoY
(1%)	+2%
(2%)	(1%)

Average securities[1] and short-term investments

$ in billions



$63.5
$5.8
2.86%
$57.7
$65.1
$7.8
3.07%
$57.3
$70.0
$13.0
3.10%
$57.0
3Q22
2Q23
3Q23
Securities
Short-term investments
Taxable securities yield

% change	
QoQ	YoY
+66%	+125%
—	(1%)

Period-end HFS loan & lease balances

$ in billions



$1.9
$1.9
$0.1
$0.8
$0.7
$0.0
$0.6
$0.5
$0.1
3Q22
2Q23
3Q23
Commercial
Consumer

% change	
QoQ	YoY
(27%)	(72%)
NM	+17%

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

7

Deposits and wholesale funding

Average deposit balances

$ in billions



$2.2
$159.5
$157.2
0.44%
$5.4
$160.9
$155.5
2.30%
$5.9
$165.6
$159.7
2.76%
3Q22
2Q23
3Q23
CDs > $250K
Core deposits
Total interest bearing deposit costs

% change	
QoQ	YoY
+10%	+166%
+3%	+2%

Average wholesale funding balances

$ in billions



$22.1
2.89%
$25.6
5.00%
$24.3
5.24%
3Q22
2Q23
3Q23
Total wholesale funding
Wholesale funding cost

% change	
QoQ	YoY
(5%)	+10%

Period-end deposit balances

$ in billions



$2.4
$161.7
$159.3
$5.8
$164.1
$158.4
$6.2
$167.7
$161.4
3Q22
2Q23
3Q23
CDs > $250K
Core deposits

% change	
QoQ	YoY
+9%	+161%
+2%	+1%

Period-end wholesale funding balances

$ in billions



$20.7
$24.0
$27.4
3Q22
2Q23
3Q23
Total wholesale funding

% change	
QoQ	YoY
+14%	+32%

Note: totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

8

High-quality deposit franchise

9 point outperformance vs. large commercial banks

Period-end total deposits indexed to 100; H8, non-seasonally adjusted total deposits



+4%
(4%)
(5%)
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
FITB
Peer Median
H8

Fifth Third continues to outpace the industry in deposit share growth[2]

Deposit share rankings

#2 Midwest
unchanged YoY

#6 Southeast
Improved 2 spots YoY

- Gained or maintained market share in all 40 of our largest MSAs
- Approaching target locational share in 8 key SE MSAs of focus

Significant locational share improvement since 2018 in key SE MSAs

	2018	2023
Naples, FL	#2	#1
Fort Myers, FL	#4	#2
Nashville, TN	#6	#3
Charlotte, NC	#5	#4
Raleigh-Durham, NC	#15	#7

Commercial and consumer deposit franchise highlights

Consumer franchise

- 88% FDIC insured[1]
- Debit transactions up 6% YoY
- >80% of balances from clients with 5+ year tenure
- Average age of household: 13 years
- 1.3 million Momentum Households (~50% of total)

Commercial franchise

- 25% FDIC insured[1]
- 94% of balances represented by relationships that utilized Treasury Management services (including 84% of uninsured)
- Balanced-weighted relationship age of 24 years
- Median relationship deposit balance of ~$370K

Continued investment in the southeast[3]

Branch network mix



3Q18[4]
~20%
~80%
3Q23
30%
70%
2028E
~45%
~55%
Midwest
Southeast

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

9

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 41 Credit quality overview 10 Key metrics 3Q22 4Q22 1Q23 2Q23 3Q23 NPL ratio 0.44% 0.42% 0.48% 0.52% 0.47% NPA ratio 1 0.46% 0.44% 0.51% 0.54% 0.51% 30-89 days past due as a % of portfolio loans and leases 0.28% 0.30% 0.26% 0.28% 0.26% NCO ratio 0.21% 0.22% 0.26% 0.29% 0.41% ACL ratio as a % of portfolio loans and leases 1.91% 1.98% 1.99% 2.08% 2.11% Expect 4Q23 NCO ratio of 30 - 35 bps 2 (9%) (7%)

© Fifth Third Bancorp | All Rights Reserved Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial loans and leases Residential mortgage loans Home equity Indirect secured consumer loans Credit card Other consumer loans Total consumer loans Allowance for loan & lease losses Reserve for unfunded commitments 1 Allowance for credit losses Allocation of allowance by product $ in millions 3Q23 Amount % of portfolio loans & leases For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Change in rate Compared to: 2Q23 CECL Day 1 Allowance for credit losses 11 2,340 189 $2,529 1.95% 2.11% 0.04% 0.03% 0.26% 0.29% $828 276 67 16 155 109 419 241 229 1,153 $1,187 1.48% 2.48% 1.20% 0.61% 0.90% 2.80% 6.42% 1.56% 12.60% 2.56% 1.58% —% 0.03% 0.07% (0.10%) (0.09%) (0.11%) 0.43% 0.04% 0.28% 0.08% 0.01% 0.26% 0.91% 0.30% (0.27%) (0.71%) (0.57%) 2.54% 0.63% 1.25% 0.10% 0.33% • Drivers of $5MM decrease in ACL: ‒ Release on individually evaluated credits and a decline in loan balances reflecting balance sheet optimization efforts ‒ Partially offset by the change in Moody's macroeconomic forecast

Strong liquidity and capital position

Capital position

Common equity tier 1 ratio[1]



9.49%
~37 bps
(~14 bps)
~7 bps
~1 bp
9.80%
2Q23
Net income to common
Common dividends
RWA
Other
3Q23

Liquidity position

$ in billions

Liquidity Sources	6/30/23	9/30/23
Fed Reserves	~$11	~$18
Unpledged Investment Securities	~$28	~$25
Available FHLB Borrowing Capacity	~$10	~$10
Current Fed Discount Window Availability	~$43	~$40
Available BTFP Capacity	~$9	~$9
Total	**~$100**	**~$103**

- Achieved full Category 1 LCR on both 8/31/23 and 9/30/23
- Loan-to-core deposit ratio of 74%
- $5.8 billion in Holding Company cash, sufficient to satisfy all fixed obligations for ~29 months
- For several years, we have performed:
  - Daily LCR calculations
  - Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements
  - Monthly 2052a complex liquidity monitoring reporting

12

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

Securities portfolio AOCI accretion

Securities duration steadily declining

Expect securities duration to continue to steadily decline[1]



5.5
5.2
4.9
09/30/22
06/30/23
09/30/23

Cumulative projected securities portfolio runoff[1]

Assumes static rates



(7%)
(17%)
(26%)
(36%)
(45%)
FY24
FY25
FY26
FY27
FY28

Projected AOCI accretion[1]

$ in billions; 9/30 securities portfolio unrealized loss, after-tax



Assuming implied forward curve[2]
$1.3
$2.1
$2.7
$3.3
$3.8
($5.8)
($4.5)
($3.7)
($3.1)
($2.5)
($2.0)
~35% capital accretion
~65% capital accretion
9/30/23
12/31/24E
12/31/25E
12/31/26E
12/31/27E
12/31/28E
$0.9
$1.6
$2.3
$2.9
$3.5
($5.8)
($4.9)
($4.2)
($3.5)
($2.9)
($2.3)
~30% capital accretion
~60% capital accretion
Assuming static rates

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

13

© Fifth Third Bancorp | All Rights Reserved Net interest income 1 Noninterest income 1 up 1 – 2% Noninterest expense 1 stable to up 1% down 1 – 2% (3Q23 baseline: $1.445BN) (3Q23 baseline: $732MM) (3Q23 baseline: $1.188BN) Net charge-off ratio 30 – 35 bps Effective tax rate ~23% For end note descriptions, see end note summary starting on page 41 As of October 19, 2023; please see cautionary statements on page 2 Total revenue 1 flat to down 1% (3Q23 baseline: $2.170BN; Includes securities g/l) (including HFS) Avg. loans & leases down 2 – 3% Current expectations 4Q23 compared to 3Q23 14 assumes fed funds remains at 5.50% for remainder of 2023 Allowance for credit losses $0 - $25MM build The fourth quarter 2023 noninterest expense guidance excludes the FDIC special assessment related to recovering the cost of the closures of Silicon Valley Bank and Signature Bank. Primarily due to Dividend Finance and assumes no significant change to macroeconomic outlook and risk profile as of 3Q23

© Fifth Third Bancorp | All Rights Reserved Appendix 15

© Fifth Third Bancorp | All Rights Reserved 16 Our purpose, vision, and core values support our commitment to generating sustainable value for stakeholders Our Vision Be the One Bank people most value and trust Our Core Values Our Purpose To improve the lives of our customers and the well-being of our communities Work as One Bank Take Accountability Be Respectful Act with Integrity Living our purpose guided by our vision and values

Sustainability priorities and metrics

Addressing climate change

~$34BN in sustainable financing towards $100BN goal[1]

314 due diligence reviews for sensitive sectors in compliance with E&S Risk Management Framework[4]

50% reduction in Scope 1 and 2 GHG emissions since 2014

100% renewable energy purchased since 2019

Achieved carbon neutrality in our operations since 2020[6]

$500MM inaugural Green Bond issued in October 2021[7]

Promoting inclusion and diversity

$3.5BN in lending, investments, financial accessibility and philanthropy towards $2.8BN AREEI initiative[1,2]

44% board diversity[5]

58% women; **29%** persons of color in workforce[1]

>99% pay equity for women and minorities

$120MM Tier 1 diverse supplier spend, 11% of net addressable spend

>1K members in employee Sustainability Business Resource Group as of August 2023

Keeping the customer at the center

12MM customer outreach calls, continuing our heightened connection to the customer

2.3% YoY consumer household growth in 3Q23

Low reliance on punitive consumer fees, with **$13MM in NSF fees eliminated and $39MM in overdraft fees avoided** with Extra Time®

$27BN deposited up to 2 days early with Early Pay®

$26MM in consumer cash back rewards with 5/3 Cash/Back cards

Demonstrating our commitment to employees

$20/hour minimum wage with over 40% of workforce receiving mid-year compensation increase

Up to 7% 401(k) employer contribution with **80%** participation

~776K hours of training (40 hours average / FTE)

Decrease in overall turnover from 18.2% in 2Q23 to 17.9% in 3Q23

Flexible PTO policy including volunteer paid time away for full-time (8 hours) and part-time (4 hours) employees

Strengthening our communities

>$187MM in lending, investments, and philanthropy towards Empowering Black Futures Neighborhood Investment Program[3]

$1.4BN provided in community development lending and investment in 2022

~$39MM in charitable donations to support communities

~117K hours of community service

"Outstanding" rating on most recent Community Reinvestment Act performance examination from the Office of the Comptroller of Currency

Fifth Third is committed to supporting customers, communities and employees

17

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41

A recognized leader in sustainability among peers

Actions Demonstrating Leadership

Published 2022 Sustainability report
Available on ir.53.com

Announced 10-year $100BN Environmental & Social Finance Target
Expansion of the original $8BN renewable energy goal achieved in June 2022

Aligned executive compensation to sustainability priorities
Sustainability & Stewardship Assessment modifier in 2023 Variable Compensation Plan

Established sustainability office
Leading comprehensive environmental, social and governance strategy, which includes the Bank's climate strategy and sustainable finance initiatives

Acquisition of Dividend Finance
A leading fintech point-of-sale (POS) lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

$500,000 donated for hurricane relief in Florida
Through Fifth Third Foundation in addition to other assistance programs

$20 minimum wage per hour
Effective July 2022, increase from $18 per hour since 2019

Expanded operational sustainability goals
Announced six new operational sustainability targets to be achieved by 2030, including Scope 1 and 2 GHG emissions reduction of 75%

Third-party recognitions

"OUTSTANDING"

Received highest overall rating possible on most recent Community Reinvestment Act performance examination from the Office of the Comptroller of Currency, including each of the three tests: Lending, Investment, Service.

2023 World's Most Ethical Companies® – Ethisphere – 4-Time Honoree

FTSE4Good

Bloomberg Gender-Equality Index 2022

America's Most Responsible Companies 2022 – Newsweek – statista

Best Employers for Diversity – Forbes 2023 – Powered by Statista

America's Most JUST Companies 2023 – JUST Business is Better Business – Proud to be one of America's Most JUST Companies

Fortune America's Most Innovative Companies 2023 – statista

Top Workplace in Financial Services
Recognized by Energage in 2022

BankOn
For Express Banking account

Human Rights Campaign
Perfect 100% Score
Human Rights Campaign Corporate Equity index for seventh consecutive year

MSCI	S&P Global	ESG Risk Rating[2]	CSRHub	SSGA	Refinitiv
ESG Rating	ESG Score		ESG Ranking	R-Factor Score	ESG Combined Score
August 2023	*Corporate Sustainability Assessment*	*January 2023*	*October 2023*	*August 2023*	*January 2023*
A	88th percentile	Low Risk	89th percentile	Leader	A- (79/100)
Third consecutive year	*Top among peers[1]*	*Top quartile among peers[1]*	*Top quartile among peers[1]*	*Top 10% among Commercial Banks*	*Top quartile among peers[1]*

18

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$5,962
$2,250
$2,500
$1,850
$750
$0
2023
2024
2025
2026
2027
2028 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Period-end as of 9/30/23



7%
38%
55%
Consumer and Small Business Banking
Commercial Banking
Wealth & Asset Management

Holding company:

- Holding Company cash as of September 30, 2023: $5.8BN
- Cash on hand at Holding Company currently sufficient to satisfy all fixed obligations for ~29 months (debt maturities, common and preferred dividends, interest, and other expenses)
- The Holding Company issued the following debt in 3Q23:
  - $1.25BN 6NC5 fixed-to-floating rate debt
- The Holding Company did not have debt maturities in 3Q23

Bank entity:

- The Bank did not issue or have long-term debt maturities in 3Q23
- Available and contingent borrowing capacity (3Q23):
  - FHLB ~$10.1BN available, ~$17.3BN total
  - Federal Reserve Discount Window ~$40.3BN
  - Federal Reserve BTFP ~$9.2BN

19

© Fifth Third Bancorp | All Rights Reserved

Balance sheet positioning

Commercial loans[1,2]

$25.4BN fixed | $49.7BN variable [1,2]

- 1M based: 43% [6,11]
- 3M based: 7% [6,11]
- Prime & O/N based: 15% [6,11]
- Other based: 2% [6,9,11]
- Weighted avg. life: 1.82 years[1]



3%
7%
15%
75%

C&I	30% Fix | 70% Variable
Coml. mortgage	43% Fix | 57% Variable
Coml. construction	26% Fix | 74% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$38.7BN fixed | $6.3BN variable [1]

- 1M based: 1% [7,11]
- Prime: 12% [7]
- Other based: 1% [7,11,12]
- Weighted avg. life: 4.01 years[1]



4%
14%
9%
34%
39%

Auto/Indirect	100% Fix | 0% Variable
Resi mtg.& construction	96% Fix | 4% Variable
Home equity	9% Fix | 91% Variable
Other	84% Fix | 16% Variable
Credit card	41% Fix | 59% Variable

Investment portfolio

- 63% allocation to bullet/ locked-out cash flow securities
- AFS yield: 3.07% [4]
- Effective duration of 4.86 [5]
- Net unrealized pre-tax loss: $7.7BN
- 98% AFS [10]



20%
24%
56%

Level 1	91% Fix | 9% Variable
Level 2A	100% Fix | —% Variable
Non-HQLA/Other	85% Fix | 15% Variable

Includes $5BN non-agency CMBS (All super-senior, AAA-rated securities; ~59% WA LTV, ~38% WA credit enhancement)

Long-term debt [3]

$8.8BN fixed | $6BN variable [3]

- 1M based: 0% [8]
- 3M based: 0% [8]
- SOFR based: 40%
- Weighted avg. life: 4.4 years



10%
2%
17%
71%

Senior debt	52% Fix | 48% Variable
Sub debt	70% Fix | 30% Variable
Auto securiz. proceeds	85% Fix | 15% Variable
Other	85% Fix | 15% Variable

- **The information above incorporates the impact of $12BN in active cash flow hedges ($8BN in C&I receive-fixed swaps and $4BN in CRE receive-fixed swaps) and ~$6BN fair value hedges associated with long-term debt (receive-fixed swaps).**

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

20

© Fifth Third Bancorp | All Rights Reserved 21 Office represents 1.2% of total loans Office CRE portfolio stats $ billions $ balance % of total loans Multifamily $3.2 2.7% Office 1.5 1.2 Hospitality 1.4 1.2 Retail 1.2 1.0 Industrial 1.1 0.9 Other 2.0 1.7 Total non-owner occupied CRE $10.4 8.6% As of 9/30/23; CRE is non-owner occupied Limited office CRE exposure with strong credit quality Office 1.2% Other CRE 7.4% vs. PQ Average loan commitment $9.7 million — NCOs / average loans (LTM) 0.00% 0.01% Delinquencies / loans 0.00% (0.01%) NPL / loans 0.16% — Criticized loans / loans 5.4% (1.8%) As of 3Q23; Non-owner occupied Total Bancorp loans $121BN • Office CRE of $1.5B represents 1.2% of total loans • LTV range of 55 – 60% at origination; focus on disciplined regional and national clients with longstanding relationships • Average commit of $9.7MM; conservative underwriting limiting amount of credit extended • Currently not pursuing new Office CRE originations Additional non-owner occupied office CRE metrics

Continued strong credit quality within portfolios of interest

High quality Shared National Credit portfolio with limited exposure to Leveraged lending[1]

$ in billions; as of 9/30/23


$34.9
$2.5
$2.1
Shared National Credits portfolio
Leveraged lending portfolio
Both SNC & Leveraged lending

As a % of total loans	Shared National Credits portfolio	Leveraged lending portfolio	Both SNC & Leveraged lending
	29%	***2%***	***<2%***

Shared National Credits portfolio

- Reduced balances 7% compared to 1Q23
- ~40% of SNC balances are investment grade equivalent borrowers; independently underwrite each transaction
- Lead left / lead right on ~50% of relationships
- Crits, NPA, and NCO rates all consistently below the rest of commercial portfolio over a multi-year period

Leveraged lending portfolio

- Reduced balances 8% compared to 1Q23
- Represents ~2% of total loans in 3Q23 vs. ~8% in 2015
- ~25% of exposures are cov-lite vs. ~90% market average[2]
- ACL of 33% on individually evaluated credits

Both SNC & Leveraged lending

- Reduced balances 1% compared to 1Q23
- Industry concentration is well diversified
- 0.05% delinquency ratio

Auto manufacturing sub-sector

- Limited exposure to auto manufacturing sub-sector
- ~$300M in balances (~7% criticized), of which ~$100M are highly impacted by UAW strike

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41

22

Investment portfolio composition

Total securities portfolio

AFS portfolio; amortized cost basis; as of 9/30/23


Total securities portfolio
$56B
~28% of interest earning assets
Agency CMBS 52%
Non-agency CMBS 9%

CMBS portfolio is AAA-rated

Agency CMBS

- $29BN portfolio
- ~86% in Fannie/Freddie deals risk weighted at 20% and remaining ~14% are GNMA and risk weighted at 0%
- Same financial backing as a standard GSE residential MBS deal; unconditional government guarantee for GNMA and implicit government guarantee for Fannie and Freddie

Non-agency CMBS

- $5BN portfolio
- All positions are super-senior AAA rated with WA credit enhancement of 38%
- Securities are 20% risk-weighted and are pledgeable to the FHLB
- Underlying loans in our structures have a WA LTV of ~60%
- Our credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
  - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations.

23

© Fifth Third Bancorp | All Rights Reserved

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

Change in interest rates (bps)	% Change NII (FTE) 12 months	% Change NII (FTE) 13 to 24 months	ALCO policy limit 12 months	ALCO policy limit 13 to 24 months
+200 Ramp over 12 months	(3.3%)	(4.7%)	(4.0%)	(6.0%)
+100 Ramp over 12 months	(1.6%)	(2.3%)	NA	NA
-100 Ramp over 12 months	0.6%	0.3%	NA	NA
-200 Ramp over 12 months	0.9%	(0.2%)	(8.0%)	(12.0%)

Estimated NII sensitivity at specific betas[2]

Change in interest rates (bps)	5% Higher Beta 12 months	5% Higher Beta 13 to 24 months	5% Lower Beta 12 months	5% Lower Beta 13 to 24 months
+200 Ramp over 12 months	(3.8%)	(5.6%)	(2.4%)	(3.3%)
+100 Ramp over 12 months	(1.8%)	(2.6%)	(1.2%)	(1.5%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.4%)	(5.9%)	(2.2%)	(3.6%)
+100 Ramp over 12 months	(2.6%)	(3.2%)	(0.6%)	(1.3%)
-100 Ramp over 12 months	(0.2%)	(0.4%)	1.4%	0.9%
-200 Ramp over 12 months	0.2%	(0.7%)	1.7%	0.3%

Rate Risk models assume approximately 70-75% effective up betas and 60-65% down betas in our baseline NII sensitivity used in IRR simulations[1,2,3]

- Models are calibrated to performance in prior rate cycles
- Cycle to date, we have outperformed modeled betas
- Additionally, rate risk measures assume no deposit re-pricing lags and $600MM of DDA runoff per 100 bps of rate hikes

As of September 30, 2023:

- 49% of HFI loans were variable rate net of existing hedges (66% of total commercial; 21% of total consumer)
- Short-term borrowings represent approximately 23% of total wholesale funding, or 3% of total funding
- Approximately $13.6 billion in non-core funding matures beyond one year

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41

24

© Fifth Third Bancorp | All Rights Reserved Cash flow hedges ($3BN @ 2.25% 1- month LIBOR strike) 2 Floors and receive-fixed swaps 1 EOP notional value of cash flow hedges ($ in billions) Actual For end note descriptions, see end note summary starting on page 41 Swap protection extends through 2031 ~$125MM uplift in 2025 vs. 2023 regardless of rate environment 25 Floors Forward starting receive-fixed swaps 3 Existing receive-fixed swaps 4 weighted average receive fixed rate swaps only) 2.37% 3.32%2.34% 2.34%2.34% 2.35% 2.50% 3.17% 3.19% 3.27% 3.29% 3.44% 5

Mortgage banking results

Mortgage banking net revenue

$ in millions



Origination fees and gains on loan sale
Gross servicing fees
Net MSR Valuation
MSR decay
3Q22: $81, $24, ($1), ($35)
4Q22: $3, $79, $18, ($37)
1Q23: $2, $83, $18, ($34)
2Q23: $80, $22, ($3), ($40)
3Q23: $79, $19, ($2), ($39)

	3Q22	4Q22	1Q23	2Q23	3Q23
Mortgage banking net revenue	$69	$63	$69	$59	$57

Mortgage originations and margins

$ in billions



Originations HFS
Originations HFI
$4.0
$0.7
$3.3
$2.3
$0.4
$1.9
$1.4
$0.3
$1.1
$1.7
$0.5
$1.2
$1.5
$0.3
$1.2

	3Q22	4Q22	1Q23	2Q23	3Q23
Rate lock margin	0.95%	0.74%	1.05%	1.52%	1.45%
Gain-on-sale margin	0.80%	0.86%	1.21%	1.71%	1.82%

__Rate lock margin__ represents gains recorded associated with salable rate locks divided by salable rate locks.
__Gain-on-sale__ margin represents gains on all loans originated for sale divided by salable originations.

- Mortgage banking net revenue decreased $2 million from the prior quarter, primarily reflecting a decrease in origination fees and gains on loan sale, partially offset by a decrease in MSR asset decay
- $1.5 billion in originations, down 11% from the prior quarter and down 62% compared to the year-ago quarter; ~84% purchase volume

Note: totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

26

© Fifth Third Bancorp | All Rights Reserved Estimated potential GAAP noninterest income recognition 1,2 $ in millions; pre-tax For end note descriptions, see end note summary starting on page 41 Future TRA payment schedule 27

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	4Q23	1Q24	2Q24	3Q24
Series H *Floating[2]*	~$13	~$13	~$13	~$13
Series I *Floating[2]*	~$7	~$11	~$11	~$11
Series J *Floating[2]*	~$7	~$7	~$7	~$7
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	**~$38**	**~$41**	**~$41**	**~$41**

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

28

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 0.17% 0.16% 0.34% 30-89 Delinquencies 0.19% 0.16% 0.10% 90+ Delinquencies 0.03% 0.03% 0.00% Nonperforming Loans 2 0.39% 0.45% 0.37% 29 Portfolio loans and leases $ in billions Period-end QoQ change Average QoQ change Key statistics Total commercial portfolio overview For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 1.9% 1.4% 0.8% 0.4% (1.8%) 1.0% 0.8% 1.1% (1.1%) (1.6%) Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 0.24% 0.22% 0.45% 30-89 Delinquencies 0.22% 0.13% 0.08% 90+ Delinquencies 0.03% 0.01% 0.01% Nonperforming Loans 2 0.45% 0.57% 0.47% 30 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving Line Utilization Trend 3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 2.1% 1.8% 0.9% — (2.0%) 0.6% 1.4% 0.9% (1.4%) (1.9%) Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 (0.03%) 0.00% 0.00% 30-89 Delinquencies 0.10% 0.17% 0.04% 90+ Delinquencies 0.00% 0.12% 0.00% Nonperforming Loans 2 0.25% 0.13% 0.11% Commercial real estate overview CRE Mortgage Balance by occupancy CRE Construction Balance by property type Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding $ in billions 2.6% (0.4%) 2.0% 0.1% (0.5%) 1.5% 0.8% 1.1% 1.7% (0.9%) Multifamily OtherRetail Hospitality Office Industrial Home Builder Non-Owner Occupied Owner Occupied Multifamily 20% Retail 19% Office 19% Hospitality 18% Industrial 7% Other 17% Non-owner occupied property type mix 31

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 0.28% 0.50% 0.53% 30-89 Delinquencies 0.43% 0.48% 0.54% 90+ Delinquencies 0.07% 0.05% 0.06% Nonperforming Loans 2 0.51% 0.62% 0.64% Weighted average FICO at origination 3 766 765 765 Weighted average LTV at origination 78% 78% 78% Total consumer portfolio overview 32 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 1.3% 1.5% 1.9% 0.5% (0.7%) 1.0% 2.0% 1.2% (0.2%) (1.2%) 750+720-749<660 660-719 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 (0.02%) 0.00% 0.00% 30-89 Delinquencies 0.10% 0.11% 0.12% 90+ Delinquencies 0.04% 0.04% 0.03% Nonperforming Loans 2 0.65% 0.78% 0.73% Weighted average FICO at origination 3 766 764 764 Weighted average LTV at origination 71% 71% 72% Residential mortgage overview 33 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 1.5% (0.2%) — (0.4%) (0.7%) 0.2% 0.2% (0.1%) (0.6%) (1.2%) 750+720-749<660 660-719 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 (0.08%) 0.06% 0.03% 30-89 Delinquencies 0.55% 0.61% 0.72% 90+ Delinquencies 0.03% 0.03% 0.00% Nonperforming Loans 2 1.70% 1.56% 1.49% Weighted average FICO at origination 3 767 767 767 Weighted average LTV at origination 67% 67% 67% Home equity overview 34 Portfolio FICO score at origination 3 $ in billions Portfolio balances Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 1.6% 1.7% (0.5%) (1.7%) (1.0%) 2.4% 1.0% (2.0%) (1.2%) (0.3%) 750+720-749<660 660-719 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 0.24% 0.38% 0.47% 30-89 Delinquencies 0.65% 0.76% 0.89% 90+ Delinquencies 0.06% 0.00% 0.00% Nonperforming Loans 2 0.09% 0.14% 0.20% Indirect secured consumer overview 35 Portfolio FICO score at origination Includes primarily RV & Marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 1% (2.8%) (1.3%) 0.4% (1.9%) (3.0%) (2.2%) (0.6%) (0.4%) (2.3%) (4.1%) 750+720-749<660 660-719 Period-endAverage Weighted average FICO at origination 768 768 768 Weighted average LTV at origination 88% 88% 88%

© Fifth Third Bancorp | All Rights Reserved 3Q22 2Q23 3Q23 NCO ratio 1 2.69% 3.61% 3.25% 30-89 Delinquencies 1.02% 1.10% 1.16% 90+ Delinquencies 0.79% 0.94% 1.10% Nonperforming Loans 2 1.30% 1.65% 1.76% Credit card overview 36 Portfolio FICO score at origination 3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 3.1% 2.2% (0.8%) 0.2% 1.4% 0.4% 5.9% (6.0%) 3.2% (0.1%) Weighted average FICO at origination 3 742 742 742 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3Q22 4Q22 1Q23 2Q23 3Q23 Balance, beginning of period $319 $298 $263 $334 $345 Transfers to nonaccrual status 91 68 121 185 53 Transfers to accrual status — (5) (1) (58) — Transfers to held for sale (19) — — (4) (6) Loan paydowns/payoffs (48) (63) (22) (77) (39) Transfer to OREO — — — — — Charge-offs (47) (36) (33) (35) (72) Draws/other extensions of credit 2 1 6 — — Balance, end of period $298 $263 $334 $345 $281 3Q22 4Q22 1Q23 2Q23 3Q23 Balance, beginning of period $220 $224 $252 $259 $284 Transfers to nonaccrual status 56 83 99 122 107 Transfers to accrual status (22) (19) (33) (30) (27) Transfers to held for sale — — — — — Loan paydowns/payoffs (20) (19) (22) (23) (28) Transfer to OREO (1) (3) (5) (4) (5) Charge-offs (10) (15) (33) (41) (43) Draws/other extensions of credit 1 1 1 1 1 Balance, end of period $224 $252 $259 $284 $289 NPL 1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 41 37 Total NPL $522 $515 $593 $629 $570 Total new nonaccrual loans - HFI $147 $151 $220 $307 $160 Total NPL

© Fifth Third Bancorp | All Rights Reserved 3Q23 notable item Adjusted EPS of $0.92 1 3Q23 reported EPS of $0.91 included a negative $0.01 impact from the following notable item: • $10 million pre-tax (~$8 million after-tax 2 ) charge related to the valuation of the Visa total return swap For end note descriptions, see end note summary starting on page 41 38

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended September 2023	June 2023	March 2023	December 2022	September 2022
Net income (U.S. GAAP) (a)	$660	$601	$558	$737	$653
Net income (U.S. GAAP) (annualized) (b)	$2,618	$2,411	$2,263	$2,924	$2,591
Net income available to common shareholders (U.S. GAAP) (c)	$623	$562	$535	$699	$631
Add: Intangible amortization, net of tax	8	8	9	10	10
Tangible net income available to common shareholders (d)	$631	$570	$544	$709	$641
Tangible net income available to common shareholders (annualized) (e)	$2,503	$2,286	$2,206	$2,813	$2,543
Net income available to common shareholders (annualized) (f)	$2,472	$2,254	$2,170	$2,773	$2,503
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$17,305	$18,344	$17,977	$16,857	$18,864
Less: Average preferred stock (h)	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
Average goodwill	(4,919)	(4,919)	(4,915)	(4,925)	(4,926)
Average intangible assets and other servicing rights	(141)	(152)	(163)	(176)	(188)
Average tangible common equity (i)	$10,129	$11,157	$10,783	$9,640	$11,634
Less: Average accumulated other comprehensive income ("AOCI")	5,835	4,480	4,442	5,386	3,037
Average tangible common equity, excluding AOCI (j)	$15,964	$15,637	$15,225	$15,026	$14,671
Adjustments (pre-tax items)					
Valuation of Visa total return swap	10	30	31	38	17
Restructuring severance expense	—	12	12	—	—
Branch impairment charges	—	—	—	6	—
Adjustments - after-tax[1] (k)	$8	$32	$33	$34	$13
Adjustments (tax related items)					
Tax benefit associated with resolution of certain acquisition related tax matters	—	—	—	(15)	—
Adjustments (tax related items) (l)	—	—	—	(15)	—
Adjusted net income [(a) + (k)+ (l)]	$668	$633	$591	$756	$666
Adjusted net income (annualized) (m)	$2,650	$2,539	$2,397	$2,999	$2,642
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$631	$594	$568	$718	$644
Adjusted net income available to common shareholders (annualized) (n)	$2,503	$2,383	$2,306	$2,849	$2,555
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	639	$602	$577	$728	$654
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,535	$2,415	$2,340	$2,888	$2,595
Average assets (p)	$208,385	$206,079	$205,084	$206,017	$206,688
Metrics:					
Return on assets (b) / (p)	1.26%	1.17%	1.10%	1.42%	1.25%
Adjusted return on assets (m) / (p)	1.27%	1.23%	1.17%	1.46%	1.28%
Return on average common equity (f) / [(g) + (h)]	16.3%	13.9%	13.7%	18.8%	14.9%
Adjusted return on average common equity (n) / [(g) + (h)]	16.5%	14.7%	14.5%	19.3%	15.3%
Return on average tangible common equity (e) / (i)	24.7%	20.5%	20.5%	29.2%	21.9%
Adjusted return on average tangible common equity (o) / (i)	25.0%	21.6%	21.7%	30.0%	22.3%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	15.9%	15.4%	15.4%	19.2%	17.7%

39

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries

$ and shares in millions (unaudited)	September 2023	June 2023	March 2023	December 2022	September 2022
	For Three Months Ended				
Average interest-earning assets (a)	**$192,216**	**$189,060**	**$187,407**	**$187,640**	**$185,378**
Net interest income (U.S. GAAP) (b)	$1,438	$1,457	$1,517	$1,577	$1,498
Add: Taxable equivalent adjustment	7	6	5	5	4
Net interest income (FTE) (c)	**$1,445**	**$1,463**	**$1,522**	**$1,582**	**$1,502**
Net interest income (FTE) (annualized) (d)	**$5,733**	**$5,868**	**$6,173**	**$6,276**	**$5,959**
Noninterest income (U.S. GAAP) (e)	**$715**	**$726**	**$696**	**$735**	**$672**
Valuation of Visa total return swap	10	30	31	38	17
Branch impairment charges	—	—	—	6	—
Adjusted noninterest income (f)	**$725**	**$756**	**$727**	**$779**	**$689**
Add: Securities (gains)/losses	7	(7)	(4)	(2)	38
Adjusted noninterest income, (excl. securities (gains)/losses)	**$732**	**$749**	**$723**	**$777**	**$727**
Noninterest expense (U.S. GAAP) (g)	**$1,188**	**$1,231**	**$1,331**	**$1,218**	**$1,167**
Restructuring severance expense	—	(12)	(12)	—	—
Adjusted noninterest expense (h)	**$1,188**	**$1,219**	**$1,319**	**$1,218**	**$1,167**
Metrics:					
Revenue (FTE) (c) + (e)	**2,160**	**2,189**	**2,218**	**2,317**	**2,174**
Adjusted revenue (c) + (f)	**2,170**	**2,219**	**2,249**	**2,361**	**2,191**
Pre-provision net revenue [(c) + (e) - (g)]	**972**	**958**	**887**	**1,099**	**1,007**
Adjusted pre-provision net revenue [(c) + (f) - (h)]	**982**	**1,000**	**930**	**1,143**	**1,024**
Net interest margin (FTE) (d) / (a)	**2.98%**	**3.10%**	**3.29%**	**3.35%**	**3.22%**
Efficiency ratio (FTE) (g) / [(c) + (e)]	**55.0%**	**56.2%**	**60.0%**	**52.6%**	**53.7%**
Adjusted efficiency ratio (h) / [(c) + (f)]	**54.7%**	**54.9%**	**58.6%**	**51.6%**	**53.3%**

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

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© Fifth Third Bancorp | All Rights Reserved 41 Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 39 and 40 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 5 end notes 1. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 7 end notes 1. Includes taxable and tax-exempt securities. Slide 9 end notes 1. Insured by FDIC product type. 2. Data sourced from S&P Global Market Intelligence with deposits per branch capped at $250MM per June 2023 FDIC data; Midwest and Southeast rankings represent in footprint deposit market share. 3. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 4. Pro-forma mix including the impact of the MB acquisition Slide 10 end notes 1. Excludes HFS loans. 2. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 11 end notes 1. 3Q23 commercial and consumer portfolio make up ~$119M and ~$70M, respectively, of the total reserve for unfunded commitment. Slide 12 end notes 1. Current period regulatory capital ratios are estimated. Slide 13 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Analysis based on 9/30/2023 portfolio utilizing the implied forward curve as of 9/30/2023 Slide 14 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes 42 Slide 17 end notes Data is for fiscal year 2022, unless otherwise noted. 1. Data is through 9/30/2023 2. Three-year $2.8BN commitment to Accelerate Racial Equity, Equality and Inclusion initiative timeframe is from 1/1/21 - 12/31/23 3. Three-year $180MM Empowering Black Futures Neighborhood Investment Program is from 6/1/21 - 9/30/23 4. 9/23/2020 - 9/30/2022. The Environmental and Social Risk Management Framework (previously Environmental and Social Policy) can be found at ir.53.com/esg/environment 5. Data is as of 8/29/23, in terms of ethnicity or gender 6. For Scope 1, Scope 2 and business travel under Scope 3 emissions. 7. Sustainable Bond Report can be found at https://ir.53.com/esg/Sustainable-Bonds Slide 18 end notes 1. Peer Group comprises of Fifth Third's board approved peers. 2. From leading third party ESG data provider. Slide 20 end notes Note: Data as of 9/30/2023. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $12B of commercial variable loans classified as fixed given the impacts of $8BN in C&I receive-fix swaps and $4BN in CRE receive-fix swaps; Excludes forward starting swaps & floors; Excludes$3BN in out-of-the-money floors with a 2.25% 1ML strike currently on the balance sheet. 3. Fifth Third had $5.96BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. Yield of the 3Q23 weighted average taxable and non-taxable (tax equivalent) available for sale portfolio. 5. Effective duration taxable and non-taxable available for sale portfolio. 6. As a percent of total commercial. 7. As a percent of total consumer. 8. As a percent of par. 9. Includes 12M term, 6M term, and Fed Funds based loans. 10. Excludes equity securities. 11. Term points include SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 12. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 22 end notes 1. Highly monitored leverage lending definition: commitments > $5M and > 3x Senior Debt; 4x total debt (with limited industry variations) 2. Source: Pitchbook LCD quarterly data Slide 24 end notes Note: Data as of 9/30/23; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% 3. Forecasted deposit migration from low-beta deposit products to more rate-sensitive deposit products in the rising rate scenarios contribute additional beta of 10%-20% Slide 25 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Effective July 1, 2023 the rate index transitioned from 1-month LIBOR to compound SOFR + 11.448 bps 3. Forward starting swaps are receive fixed / pay compound SOFR + 11.448 bps 4. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 5. $3BN floors mature on 12/16/2024.

© Fifth Third Bancorp | All Rights Reserved Slide 27 end notes 1. Assumes FIS will have sufficient taxable income to utilize TRA related deductions and have a marginal tax rate of 25%. 2. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures Slide 28 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J and Series H reflect 3m Term SOFR plus the applicable spread. Series I will convert to floating rates using 3m Term SOFR plus the applicable spread on 12/31/2023. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. Slide 29 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 30 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 34 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 35 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 43 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Slide 36 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 37 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 38 end notes 1. Average diluted common shares outstanding (thousands); 687,059; all adjusted figures are non-GAAP measures; see reconciliation on pages 39 and 40 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 23% tax rate. Slide 39 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. Slide 40 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 44 Earnings presentation end notes